UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2011

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On November 15, 2011, Northwest Pipe Company (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “September Form 10-Q”). The Company has delayed the filing of its September Form 10-Q pending the conclusion of its review of the assumptions relied upon in prior years in determining depreciation expense for equipment using the units of production method.

Under the Nasdaq Listing Rules, the Company has 60 calendar days, or until January 17, 2012, to submit to Nasdaq a plan to regain compliance with the Listing Rules. If the Nasdaq Stock Market staff accepts the plan, the Nasdaq staff can grant an exception of up to 180 calendar days, or until May 14, 2012, for the Company to regain compliance. By January 17, 2012, the Company plans to either file its September Form 10-Q or submit to Nasdaq a plan to regain compliance.

The press release issued by the Company on November 15, 2011 is furnished herewith as Exhibit No. 99.1 to this Report.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release issued by Northwest Pipe Company dated November 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on November 16, 2011.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ ROBIN GANTT
Robin Gantt,
Vice President and Chief Financial Officer